Exhibit C





                      AMENDMENT TO SUPPLEMENTARY AGREEMENT


     AMENDMENT TO THE SUPPLEMENTARY AGREEMENT (the "Amendment") is made and entered into to be effective as of October 3, 1996, by and between DNL Group, L.L.C., a Delaware Limited Liability Company located at One Morningside Drive North, Suite 200, Westport, Connecticut 06880 (hereinafter referred to as "DNL Group") and M&A INVESTMENTS INC., a Delaware corporation located at 1220 Senlac Drive, Carrollton, Texas 75006 (hereinafter referred to as "M&A Investments"), (hereinafter sometimes collectively referred to as "the Parties").

                             W I T N E S S E T H:

            WHEREAS, the DNL Group is the General Partner in DNL Partners, a Delaware Limited Partnership (the "Limited Partnership") pursuant to that certain Amended and Restated Agreement of Limited Partnership of DNL Partners, dated as of August 23, 1995 (the "Limited Partnership Agreement"); and

            WHEREAS, the Parties entered into a Supplementary Agreement dated as of August 18, 1995 (the "Supplementary Agreement"); and

            WHEREAS, the Parties desire to amend the Supplementary Agreement and memorialize certain understandings that have been agreed upon between DNL Group and M&A Investments.

            NOW, THEREFORE, for and in consideration of the mutual covenants set forth herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties do mutually covenant and agree as follows:

            1. Amendment of Paragraph 2. Paragraph 2 of the Supplementary Agreement is hereby amended by deleting the second sentence in the paragraph in its entirety and replacing it with the following: "In the event of any IPO, M&A Investments may at any time following 180 days after the consummation of the IPO their request, in writing to DNL Group, that DNL Group cause the distribution to M&A Investments of shares of the capital stock of the Company in an amount representing the constructive interest in the company then held by M&A Investments through its interest in the Limited Partnership, including M&A Investments' interests as a limited partner and as assignee of DNL Group under the Assignment dated August 18, 1995 between the Parties. If, at any time after M&A Investments has received shares of the capital stock of the Company pursuant to the preceding sentence (the "M&A Shares"), the Limited Partnership (a) exercises its registration






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rights with respect to all or a portion of the shares of the capital stock of the Company held by the Limited Partnership (the "Partnership Shares") in accordance with that certain Subscription Agreement dated as of August 23, 1995 by and between the Company and the Limited Partnership (the "DNL Subscription Agreement"), or (b) has the opportunity to exercise its piggyback registration rights under the DNL Subscription Agreement and M&A Investments requests that such piggyback rights be exercised with respect to all or a portion of the M&A Shares, then DNL Group shall, upon the written request of M&A Investments, either (x) cause an amount of the M&A Shares (the "Registrable M&A Shares") to be included in such registration of the Partnership Shares, in which case the number of Registrable M&A Shares shall not exceed the total number of M&A Shares then held by M&A Investments multiplied by a fraction, the numerator of which is the number of Partnership Shares to be included in such registration and the denominator of which is the total number of Partnership Shares then held by the Limited Partnership, or (y) if the Partnership Shares are not being so registered, cause the Registrable M&A Shares to be registered pursuant to the exercise of the Limited Partnership's piggyback registration rights. The Registrable M&A Shares shall be subject to the terms of any such registration as specified in the DNL Subscription Agreement (including, without limitation, any cutback of such shares) with the same effect as if they were held by the Limited Partnership, and M&A Investments agrees to pay its pro rata portion of the expenses of such registration based on the number of Registrable M&A Shares included in such registration.

            2. Amendment of Paragraph 4. Paragraph 4 of the Supplementary Agreement is hereby deleted in its entirety; provided that M&A's current representatives on the Company's Board of Directors shall be permitted to serve the remainder of their terms.

            3. Lock Up Letter. M&A Investments agrees to execute a lock up letter with respect to its interests, direct or indirect, in the Company, substantially in the form attached hereto as Exhibit 1. and deliver such letter to the addressees at or prior to the date of pricing of the IPO.

            4. Pledge Transfer or Disposition. M&A Investments represents that as of the date hereof, no pledge, transfer or other disposition has been made by M&A Investments of its limited partnership interest in the Limited Partnership. M&A Investments agrees to notify DNL Group of its intention to pledge or transfer to any person or otherwise dispose of its limited partnership interest in the Limited Partnership, at least five days in advance of such pledge, transfer or other disposition, in writing to the address given in the introductory paragraph hereto. To the extent that M&A Investments pledges, transfers or otherwise disposes of its interest in the Limited Partnership, such pledge, transfer or other disposition is subject to the terms of the Amendment and the lock up letter referred to in paragraph 3 hereof.






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            5. Certain Terms. Certain terms used herein and not otherwise defined herein shall have their respective meanings set forth in the Supplementary Agreement or the Limited Partnership Agreement.

            6. Remaining Provisions. Except as amended hereby, the Limited Partnership Agreement and the Supplementary Agreement shall continue in full force and effect.






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            IN WITNESS WHEREOF, the Parties hereto have caused these presents to be signed by their proper corporate officers the day and year first above written


                                        DNL GROUP, L.L.C.
                                        A Limited Liability Company


                                        By:
                                           Kevin J. Rogan, Senior Vice President


                                        M&A INVESTMENTS, INC.
                                        A Delaware Corporation


                                         By:
                                            Vincent A. Wasik, Manager




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                                                                       Exhibit 1


                                 October 3, 1996


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
 and
Donaldson, Lufkin & Jenrette Securities Corporation, as Representatives of the several
      Underwriters to be named in the
      within-mentioned U.S. Purchase Agreement
Merrill Lynch International
Donaldson, Lufkin & Jenrette Securities Corporation as Lead Managers of the several
      International Managers named in
      the within-mentioned International
      Purchase Agreement
c/o Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Carson, Inc.
64 Ross Road
Savannah, Georgia 31405

            Re:   Proposed Public Offering by Carson, Inc.

Dear  Sirs:

      The undersigned, a limited partner of DNL Partners, Limited Partnership ("DNL Partners") which is the largest stockholder of Carson, Inc., a Delaware corporation (the "Company"), understands that (a) Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") propose to enter into the U.S. Purchase Agreement (the "U.S. Purchase Agreement") with the Company and the Selling Shareholders listed on Schedule B to such U.S. Purchase Agreement and
(b) Merrill Lynch International and DLJ propose to enter into the International Purchase Agreement (the "International Purchase Agreement", and together



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with the U.S. Purchase Agreement, the "Purchase Agreements") with the Company and the Selling Shareholders listed on Schedule B to such International Purchase Agreement; each providing for the public offering of shares (the "Securities") of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a limited partner of DNL Partners, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter and Manager to be named in each of the Purchase Agreements and the Company that, during a period of 180 days from the date of the Purchase Agreements, the undersigned will not, without the prior written consent of Merrill Lynch and the Company, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that nothing herein shall be deemed to prohibit the undersigned's pledge of its limited partnership interest in DNL Partners to Credit Lyonnais New York Branch, as contemplated by the Letter dated September 19, 1996 from DNL Group, L.L.C. to the undersigned.

                                    Very truly yours,

                                    M&A INVESTMENTS, INC.


                                    By:
                                    Name:
                                    Title:




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